Exhibit 10.4

Equity Pledge Agreement

THIS EQUITY PLEDGE AGREEMENT (hereinafter referred to as “this Agreement”) is entered into as of October 1, 2021 in Beijing, China by and between the following parties (hereinafter referred to as the “Parties”).

Party A: Zhejiang LE Shen Technology Co:

91330522MA2JKPG237

Address: Science and Technology Incubation Park, Hongqiao Town Industrial Park, Changxing County, Huzhou City, Zhejiang Province

Party B.

Feng Baohua, ID No.:110103198105090038

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Shenzhen LeMeng Investment Partnership (limited partnership), unified social credit code: 91440300MA5DD1QC52

Address: Room 201, Building A, No.1 Qianwan Road 1, Qianhai Hong Kong-Shenzhen Cooperation Zone, Shenzhen (resident in Shenzhen Qianhai Business Secretary Co., Ltd.)

Han Bing, ID number: 310101197911132044

Address: 408, Satellite Building, Zhichun Road, Haidian District, Beijing

Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership), Uniform Social Credit Code:

Address: 330-2-1 g, Honghai Trade Building, Ningbo Free Trade Zone

Tang Xiwei, ID No.: 440682199207166017

Address: 25/F, Hisense South Building, No. 1777, Venture Road, Nanshan District, Shenzhen

Dongguan Zhongke Zhongguang Venture Capital Co., Ltd, Uniform Social Credit Code: 91441900068456872Y

Address: Room 02, 17/F, Hongfa Building, No. 6, North Exhibition Road, Nancheng District, Dongguan City

Tu Haichuan, ID card number: 450103198011172532

Address: No. 30, Xinzhu Road, Qingxiu District, Nanning, Guangxi, China Weather Cell

WHEREAS:

1. Party A is a foreign-invested enterprise incorporated in the People’s Republic of China in accordance with the law and validly subsisting.

2. Beijing LeMeng Interactive Technology Co. (hereinafter referred to as “LeMeng Interactive”) is a company incorporated in China with limited liability.

3. The parties to Party B are the shareholders of LeMeng Interactive (collectively, the “Authorized Parties” or “Party B”), among which, Feng Baohua, Shenzhen LeMeng Investment Partnership (Limited Partnership), Han Bing, Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership), Tang Xiwei, Dongguan Zhongke Zhongguang Venture Capital Co.Ltd., Tu Haichuan held 38.97%, 26.00%, 18.13%, 8.59% , 4.99%, 2.77% and 0.55% of the shares respectively.

4. The Exclusive Consulting and Services Agreement and the Exclusive Purchase Right Agreement dated October 1, 2021 between Party A, Party B parties and LeMun Interactive.

5. In order to ensure the normal collection of service fees under the exclusive consulting and service agreement from LeMeng Interactive owned by Party B and the performance of the exclusive right to purchase agreement and other agreements, the pledgees separately and jointly pledge all of their equity interests in LeMeng Interactive as security for the aforesaid agreement, with the pledgee being Party A.

Accordingly, the parties to the agreement, after friendly consultation and on the principle of equality and mutual benefit, reach the following agreement for compliance:

1. Definition

Unless otherwise defined in this Agreement, the following terms shall be construed as follows:

1.1 Pledge: means all of the elements listed in Article 2 of this Agreement.

1.2 Equity Interest: 100% of its equity interest in LeMun Interactive and all present and future rights and interests based on such equity interest legally held jointly by the Pledgor.

1.3 Agreements: the Exclusive Consulting and Services Agreement, the Exclusive Purchase Right Agreement, the Shareholders’ Rights Entitlement Agreement and the Spousal Consent Letter dated October 1, 2021 among the Parties, LeMeng Interactive and other relevant parties.

1.4 Event of Default: means any of the circumstances set out in clause 7 of this Agreement.

1.5 Notice of Default: the notice given by Party A under this Agreement declaring an Event of Default.

2. Pledge

2.1 The Pledgor pledges all the equity interests owned by the Pledgor in LeMun Interactive to Party A as Party A under each Agreement.

2.2 The scope secured by the equity pledge under this Agreement shall be all costs (including legal costs), expenses and losses payable by LeMeng Interactive and/or the pledgee to Party A under each agreement, interest, liquidated damages, indemnities, costs of realizing claims, and the liability of LeMeng Interactive and the pledgee to Party A in the event that each agreement is invalid in whole or in part for any reason.

2.3 The pledge right under this Agreement is the right of Party A to receive the proceeds from the discount, auction or sale of the pledged equity interest of the Pledgee to Party A in priority.

2.4 Unless otherwise expressly agreed by Party A in writing after the effective date of this Agreement, the pledge under this Agreement shall be released only when LeMun Interactive and the Pledgee have duly performed all their obligations and responsibilities under the respective agreements and have been approved by Party A in writing. If at the expiration of the period specified in each Agreement, LeMun Interactive or the Pledgee has not fully performed all or any part of its obligations or liabilities under such Agreement, Party A shall still have the right of pledge under this Agreement until such obligations and liabilities have been fully performed in a manner reasonably satisfactory to us.

3. Entry into Force

3.1 This Agreement shall be effective from the date of signing by the parties and shall take effect on the date of recording the pledge of equity in the register of shareholders.

3.2 In the course of the pledge, if LeMeng Interactive fails to deliver the service fee in accordance with the exclusive consulting and service agreement or fails to perform any of the terms under each agreement, after reasonable notice, Party A shall be entitled to exercise the pledge right in accordance with the provisions of this agreement.

4. Possession and Custody of Pledge Documents

4.1 The pledgee shall deliver to Party A for safekeeping the certificate of its equity contribution in LeMun Interactive (the original) within ten business days from the date of this Agreement or earlier as agreed by the parties, and submit to Party A proof that the pledge under this Agreement has been properly registered in the register of shareholders, and go through all the approval and registration procedures required by the laws and regulations of the People’s Republic of China, and submit the The Party shall submit proof that the pledge has been properly registered in the register of shareholders under this Agreement.

4.2 If there are changes in the pledge records and the records need to be changed according to the law, Party A and Party B shall make the corresponding changes within five working days from the date of the change of the records and submit the relevant change registration documents.

4.3 During the pledge period, the pledgee shall instruct LeMeng Interactive not to distribute any dividends or bonuses or to adopt any profit distribution plan; if the pledgee shall obtain any economic benefits of any nature other than dividends, bonuses or other profit distribution plans in respect of the pledged equity, the pledgee shall, upon Party’s request, instruct LeMeng Interactive to remit the relevant (realized) amount directly to the bank account designated by us, without PartyA’s prior written consent. The pledgee shall not use the money without PartyA’s prior written consent.

4.4 During the period of equity pledge, if the pledgee subscribes to the new registered capital of LeMun Interactive or assigns the equity held by other pledgees (hereinafter referred to as “New Equity”), such New Equity shall automatically become the new equity under this Agreement. (hereinafter referred to as “New Equity”), such New Equity shall automatically become the pledged equity under this Agreement, and the Pledgee shall complete all the procedures required to create a pledge with such New Equity within 10 working days after acquiring the New Equity.

5. Representations and Warranties of the Pledgee

In signing this Agreement, the Pledgee represents and warrants to Party A as follows and confirms that Party A is relying on such representations and warranties in signing and performing this Agreement.

5.1 The Pledgee legally holds the Equity Interests under this Agreement and has the right to provide a pledge of such Equity Interests to Party A.

5.2 During the period from the date of this Agreement to the time when Party A is entitled to the pledge under the provisions of Section 2.4 hereof, at no time shall there be any legal claim or proper interference from any other party in the event that Party A exercises its rights or realize the pledge under this Agreement.

5.3 Party A shall be entitled to exercise the right of pledge in the manner provided by law, regulation and this Agreement.

5.4 Its execution of this Agreement and performance of its obligations under this Agreement has obtained all necessary corporate authorizations and is not in violation of any applicable laws and regulations, and the authorized representative signing this Agreement has been legally and validly authorized.

5.5 The Equity Interests held by the Pledgee are not burdened with any other rights or third party security interests of any kind (including, but not limited to, pledges).

5.6 There are no civil, administrative or criminal proceedings, administrative penalties or arbitrations in progress in connection with the Equity Interest, and there are no civil, administrative or criminal proceedings, administrative penalties or arbitrations that will occur.

5.7 There are no unpaid taxes, fees or legal proceedings or formalities due but not yet completed in connection with the Equity Interest.

5.8 Each provision of this Agreement is an expression of its true meaning and is legally binding on it.

6. Pledge of the Pledgee

6.1 During the continuance of this Agreement, the Pledgee undertakes to fParty A that the Pledgee will:

6.1.1 not transfer the Equity Interest, create or permit the existence of any other encumbrances of rights such as pledges or any form of third party security interests that may affect the rights and interests of Party A without Party A’s prior written consent, except for the transfer of the Equity Interest to Party A or Party A’s designee upon Party A’s request.

6.1.2 to comply with and enforce all relevant applicable laws and regulations and, upon receipt of a notice, order or proposal issued or made by the relevant competent authority in respect of the Pledge, to produce said notice, order or proposal to Party A within five Business Days and to act in accordance with PartyA’s reasonable instructions.

6.1.3 to inform Party A promptly of any event or notice received which may result in an effect on the rights of the Pledgee’s Equity Interest or any part thereof, and any event or notice received in relation thereto which may alter any of the Pledgee’s obligations under this Agreement, or which may have an effect on the Pledgee’s performance of its obligations hereunder, and to act in accordance with PartyA’s reasonable instructions.

6.2 The Pledgee agrees that the exercise by Party A of PartyA’s rights under the terms of this Agreement shall not be interrupted or prejudiced by the Pledgee or the Pledgee’s successors or assigns or any other person.

6.3 The Pledgee warrants to Party A that the Pledgee will make all necessary amendments to its respective articles or partnership agreement and the articles of association of LeMond Interactive, as applicable, to protect or perfect the security of the Pledgee and/or LeMond Interactive’s obligations hereunder, and will execute in good faith, and cause other interested parties to execute, all certificates of title, covenants, and/or performance required by us. and cause other interested parties to perform the acts required by Party A and to facilitate the exercise of the pledge rights by us, to execute all documents relating to changes in the equity certificates with Party A or any third party designated by us, and to provide Party A with all documents relating to the pledge rights within a reasonable period of time as it deems necessary.

6.4 The pledgor guarantees to Party A that, for the benefit of Party A, the pledgor will abide by and perform all guarantees, promises, agreements and statements. If the pledgor fails to perform or does not fully perform its guarantees, promises, agreements and statements, the pledgor shall compensate Party A for all losses suffered thereby.

7. Events of Default

7.1 Any of the following events shall be deemed an event of default.

7.1.1 The failure of LeMeng Interactive, or its successors or assigns, to pay in full and on time any amounts due under each Agreement, or the failure of the Pledgee or its successors or assigns to perform its obligations under each Agreement.

7.1.2 Any representation, warranty or undertaking made by the Pledgee in Article 5, Article 6 of this Agreement is materially misleading or incorrect and/or the Pledgee breaches the representations, warranties or undertakings in Article 5, Article 6 of this Agreement.

7.1.3 The pledgor seriously violated any clause of this agreement.

7.1.4 Except as stipulated in 6.1.1 of this agreement, the pledger abandons the pledged equity or transfers the pledged equity without the written consent of Party A.

7.1.5 Any loan, guarantee, indemnity, commitment or other debt service obligation of the Pledgee itself is required to be repaid or performed in advance or is due but cannot be repaid or performed as scheduled due to default, such that Party A have reason to believe that the ability of the Pledgee to perform its obligations under this Agreement has been affected, and in turn affects PartyA’s interests.

7.1.6 The pledgee is unable to pay general or other debts and this affects PartyA’s interests;

7.1.7 Cannot continue to perform its obligations under this Agreement because the enactment of the relevant law makes this Agreement illegal or the Pledgee.

7.1.8 If any governmental consent, permit, approval or authorization required to make this Agreement enforceable or legal or effective is withdrawn, suspended, invalidated or materially modified.

7.1.9 Due to adverse changes in the property owned by the pledgor, Party A believes that the ability of the pledgor to perform the obligations under this agreement has been affected.

7.1.10 Other cases in which Party A cannot exercise the right to dispose of the pledge in accordance with relevant laws and regulations.

7.2 If any of the matters set forth in Section 7.1 above or events that may lead to such matters are known or discovered to have occurred, the outgoing party shall immediately notify Party A in writing.

7.3 Unless the default set forth in this Section 7.1 has been satisfactorily resolved to our satisfaction, Party A may, at any time upon or after the occurrence of an event of default by the Pledgee, give notice of default in writing to the Pledgee requiring the Pledgee to immediately pay the amounts owing and other amounts due under the respective agreements or to perform the respective agreements in a timely manner. If, within ten days from the date of such written notice, the Pledgee or LeMeng Interactive does not promptly cure its default or take necessary remedial actions, Party A shall be entitled to exercise the right of pledge in accordance with the provisions of Article 8 hereof.

8. Exercise of Pledge

8.1 Before the expenses and obligations under each agreement have been fully fulfilled, the pledger shall not transfer the equity without the written consent of Party A.

8.2 When Party A exercises the right of pledge, it shall issue a notice of breach of contract to the pledgor in accordance with the provisions of Article 7.3 of this Agreement.

8.3 Subject to the provisions of Article 7.3, Party A may exercise the pledge right at any time after issuing a notice of breach of contract in accordance with Article 7.3.

8.4 Party A shall be entitled to receive priority payment of all or part of the equity interests under this Agreement in accordance with the legal procedures, or the proceeds of auction or sale of such equity interests, until the unpaid service fees and all other amounts due under the respective agreements are satisfied and the respective agreements are fully performed.

8.5 When Party A exercises its pledge right in accordance with this Agreement, the pledgee shall not create obstacles and shall provide necessary assistance to enable Party A to realize its pledge right.

9. Assignment

9.1 Except with our prior express written consent, the Pledgee shall not be entitled to assign any of its rights and/or obligations under this Agreement to a third party.

9.2 This Agreement shall be binding on the Pledgee and its successors and shall be effective against us and its successors or assigns.

9.3 Party A may assign all or any of its rights and obligations under each Agreement to any third party designated by it at any time. In this case, the transferee shall enjoy and bear the rights and obligations of Party A under this Agreement. And the rights and obligations assumed. When Party A transfers the rights and obligations under each Agreement, at the request of Party A, the pledgor shall sign relevant agreements and/or documents regarding the transfer.

9.4 When the pledgee changes as a result of the transfer, the new pledging parties shall sign a new pledge agreement and the pledgee shall be responsible for completing all relevant registration procedures.

10.Costs and other expenses

10.1 All costs and expenses relating to this Agreement, including but not limited to legal fees, capital costs, stamp duty and any other taxes and fees, shall be borne by each party in half.

11. Force Majeure

11.1 If the performance of this Agreement is delayed or prevented by any “Force Majeure Event”, the party affected by the Force Majeure Event shall have no liability under this Agreement with respect to that portion of the delayed or prevented performance only. “Force majeure event” means any event beyond the reasonable control of a party which could not have been avoided with the reasonable care of the affected party, including, but not limited to, acts of government, forces of nature, fire, explosion, geographic change, storm, flood, earthquake, tidal wave, lightning, or war. However, lack of credit, funds or financing shall not be deemed to be a matter beyond the reasonable control of a party. A party affected by an “event of force majeure” seeking to waive performance under this Agreement or any provision hereof shall notify the other party of such waiver as soon as possible and advise it of the steps to be taken to complete performance.

11.2 The party affected by an event of force majeure shall not be subject to any liability under this Agreement, but the party seeking to be relieved of such liability shall be relieved of such performance only to the extent that the affected party uses its best efforts to perform the Agreement and only to the extent that performance is delayed or prevented. Once the cause of such release has been corrected or remedied, the parties agree to use their best efforts to resume performance under this Agreement.

12. Legal Application and Dispute Resolution

12.1 The signing, validity, performance and interpretation of this Agreement and the settlement of disputes shall be governed by and construed in accordance with the laws of the People’s Republic of China.

12.2 In the event of a dispute between the parties to this Agreement regarding the interpretation and performance of the terms hereunder, the parties shall resolve such dispute through negotiation in good faith. In the event that such negotiation fails, either party may submit the dispute to the China International Economic and Trade Arbitration Commission (Beijing) for arbitration in accordance with its arbitration rules in effect at the time. The place of arbitration shall be Beijing and the language of arbitration shall be Chinese. The arbitral award shall be final and binding on the parties.

12.3 Except for matters in dispute between the parties, the parties shall continue to perform their respective obligations in accordance with the provisions of this Agreement in good faith.

13. Notices

Notices by the parties hereto in the performance of their rights and obligations hereunder shall be in writing and shall be delivered by personal delivery, registered mail, postage prepaid mail, recognized courier service, or facsimile transmission to the party or parties concerned at the address set forth below.

Party A: Zhejiang Le Shen Technology Co.

Address: 4°8, Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18511070508

Attn: Zhao Yun

Party B.

Feng Baohua

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18601198159

Attn: Feng Baohua

Shenzhen LeMeng Investment Partnership (Limited Partnership)

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18511070508

Attn: Zhao Yun

Han Bing

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 13910019911

Attn: Han Bing

Yubo Chunxin Changwin Qiming Investment Center (Limited Partnership)

Address: Building 9, Shouhui Plaza, Fengtai District, Beijing

Fax: None

Tel: 13810052490

Attn: Wang Xue

Tang Xiwei

Address: 25/F, Hisense South Building, 1777 Venture Road, Nanshan District, Shenzhen

Fax: No

Tel: 851033338

Attn: Tang Xiyiwei

Dongguan Zhongke Zhongguang Investment Co.

Address: 21/F, Guangzhou International Finance Center, No.5 Zhujiang West Road, Tianhe District, Guangzhou, China Guangdong CGC Investment

Fax: None

Tel: 15919699259

Attn: Qiu Ziyuan .

Tu Haichuan

Address: No. 30 Xinzhu Road, Qingxiu District, Nanning, Guangxi, China Weather Cell

Fax: None

Tel: 13502829514

Attn: Tu Haichuan

14. Attachments

The attachments listed in this Agreement are an integral part of this Agreement.

15. Waiver

PartyA’s failure to exercise or delay in exercising any right, remedy, power or privilege under this Agreement shall not operate as a waiver of such right, remedy, power or privilege, and any separate or partial exercise by Party A of any right, remedy, power or privilege shall not preclude the exercise by us of any other right, remedy, power or privilege. The rights, remedies, powers and privileges set forth in this Agreement are cumulative and do not exclude the application of any rights, remedies, powers and privileges provided by any law.

16. Other

16.1 Any amendment, supplement or change to this Agreement shall be in writing and shall become effective upon signature by the parties.

16.2 The parties hereby confirm that this Agreement is a fair and reasonable agreement between the parties on the basis of equality and mutual benefit. If any provision of this Agreement is invalid or unenforceable due to inconsistency with applicable law, such provision shall be invalid or unenforceable only to the extent of the applicable law and shall not affect the legal effect of the other provisions of this Agreement.

16.3 This Agreement shall be executed in ten (10) original copies in Chinese. Each party shall hold one copy and the remaining copies shall be used for the relevant procedures.

[No text below]

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party A: Zhejiang Le Shen Technology Co.

By:	/s/ Baohua Feng
Name:	Baohua Feng
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Feng Baohua:

By:	/s/ Baohua Feng
Name:	Baohua Feng
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Shenzhen LeMeng Investment Partnership (Limited Partnership)

By:	/s/ Baohua Feng
Name:	Baohua Feng
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Han Bing

By:	/s/ Han Bing
Name:	Han Bing
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership)

By:	/s/ Li Jinyu
Name:	Li Jinyu
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Tang Xiwei

By:	/s/ Tang Xiwei
Name:	Tang Xiwei
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Dongguan Zhongke Zhongguang Venture Capital Co.

By:	/s/ Tan Bo
Name:	Tan Bo
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Tu Haichuan

By:	/s/ Tu Haichuan
Name:	Tu Haichuan
Date:	October 1, 2021